UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2022
____________________________________________
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)
 ____________________________________________

Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St.,		4th Floor, One Vine Street
Suite 300		London	Delftseplein 27E
Houston,	Texas	W1J0AH	3013AA	Rotterdam
USA	77010	United Kingdom	Netherlands
(Addresses of principal executive offices)

(713)	309-7200	+44 (0)	207	220 2600	+31 (0)	10	2755 500
(Registrant’s telephone numbers, including area codes)
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, €0.04 Par Value	LYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the annual general meeting of shareholders of LyondellBasell Industries N.V. (the “Company”) held on May 27, 2022 (the “Annual Meeting”), shareholders representing 297,895,147 shares of the Company, or approximately 90.9% of shares entitled to vote at the Annual Meeting, were present in person or by proxy. The Company’s shareholders voted on and approved each of the matters set forth below.
Proposal 1

The election of 12 director nominees to serve as members of the board of directors of the Company until the annual general meeting of shareholders in 2023 was approved based on the following votes:

	FOR	AGAINST	WITHHOLD	BROKER NON-VOTES
Jacques Aigrain	278,308,032	7,941,717	405,887	11,239,511
Lincoln Benet	279,351,428	7,143,091	161,117	11,239,511
Jagjeet (Jeet) Bindra	281,781,495	3,347,325	1,526,816	11,239,511
Robin Buchanan	277,055,566	9,081,729	518,341	11,239,511
Anthony (Tony) Chase	281,811,358	4,741,652	102,626	11,239,511
Nance Dicciani	284,774,833	1,792,116	88,687	11,239,511
Robert (Bob) Dudley	285,705,376	859,577	90,683	11,239,511
Claire Farley	279,965,528	6,599,678	90,430	11,239,511
Michael Hanley	280,887,947	5,673,099	94,590	11,239,511
Virginia Kamsky	285,833,268	728,199	94,169	11,239,511
Albert Manifold	285,744,533	813,830	97,273	11,239,511
Peter Vanacker	280,528,573	5,831,498	295,565	11,239,511
Proposal 2
The discharge of directors from liability was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
284,763,764	830,573	1,061,299	11,239,511

Proposal 3
The adoption of the Company’s Dutch statutory annual accounts for the year ended December 31, 2021 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
296,802,758	142,200	950,189

Proposal 4
The appointment of PricewaterhouseCoopers N.V. as the auditor of the Company’s Dutch statutory annual accounts for the year ending December 31, 2022 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
292,803,736	4,970,246	121,165
Proposal 5
The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
292,819,883	4,964,578	110,686
Proposal 6
An advisory resolution approving the compensation of the Company’s Named Executive Officers was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
277,085,546	9,149,315	420,775	11,239,511
Proposal 7

The authorization of the Board to repurchase up to 10% of the Company’s issued share capital, at prices ranging from the nominal value of the shares up to 110% of the market price for the shares, until November 27, 2023 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
296,814,657	510,771	569,719
Proposal 8

The cancellation of all or a portion of shares held in or repurchased into the Company’s treasury account was approved based on the following votes:

FOR	AGAINST	ABSTAIN
297,326,386	271,784	296,977

Item 8.01.     Other Events.
As discussed under Item 5.07 above, at the Annual Meeting, the Company’s shareholders approved a new share repurchase program authorizing the Company to repurchase up to 10% of the Company’s issued share capital as of the date of the Annual Meeting, or 34,026,947 shares, until November 27, 2023. The repurchases may be executed from time to time through open market or privately negotiated transactions, and the amount and timing of any future share repurchases will depend on, and be subject to, market conditions, general economic conditions, applicable legal requirements and other corporate considerations. The share repurchase program may be suspended or discontinued at any time and does not obligate the Company to acquire any particular number of shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	May 27, 2022	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President and Chief Legal Officer